Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-262391, 333-259830, 333-239216, 333-227262, 333-217419, 333-213627 and 333-201708) on Form S-8 and (Nos. 333-255743, 333-251138, 333-220012, 333-213635 and 333-212015) on Form S-3 of Timber Pharmaceuticals, Inc. and subsidiaries of our report dated March 31, 2022, with respect to the consolidated financial statements as of December 31, 2021 of Timber Pharmaceuticals, Inc.

/s/ KPMG LLP

Short Hills, New Jersey
March 31, 2022